SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 24, 2001

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                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)

                          Commission file number 024996


           Delaware                                         13-3645702
 (State or other jurisdiction                            (I.R.S. Employer
              of                                      Identification Number)
incorporation or organization)

                   805 Third Avenue, New York, New York 10022
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (212) 271-7640
              (Registrant's telephone number, including area code)

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                          INTERNET COMMERCE CORPORATION
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page

Item 6. Resignations of Registrant's Directors................................3

Item 7. Financial Statements and Exhibits.....................................3

Signature.....................................................................4

Exhibit 99.1..................................................................5


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Item 6.  Resignations of Registrant's Directors

      (a) On September 24, 2001, Jeffrey W. LeRose, Chairman of the Board of Directors of Registrant, resigned as a member of the Board of Directors of Registrant. Mr. LeRose has furnished Registrant with a letter, dated September 24, 2001 (the "Resignation Letter"), claiming disagreements with Registrant's operations, policies and practices, including reductions in personnel by Registrant's wholly-owned subsidiary, Research Triangle Commerce, Inc. ("RTCI"); failure by Registrant to reduce certain "headquarters" overhead expenses and to establish a "clear and effective" organization; and failure by Registrant to appoint independent directors. The Resignation Letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference. Previously, on September 6, 2001, Mr. LeRose tendered his resignation as a Director of Registrant, effective November 6, 2001, and offered to purchase RTCI for 1,250,000 shares of Class A Common Stock of Registrant.

      (b) Registrant believes that the description provided by Mr. LeRose in the Resignation Letter is incorrect and incomplete and disputes Mr. LeRose's assertions in the Resignation Letter. Mr. LeRose was the founder, principal stockholder and chief executive officer of RTCI until its acquisition by Registrant on November 6, 2000. Since its acquisition, RTCI has significantly underperformed with respect both to projections provided by Mr. LeRose at the time of the acquisition and with respect to RTCI budgets established by Mr. LeRose thereafter. As a result of this under performance and its adverse effect on RTCI and Registrant's consolidated operating results, management recommended, the Board of Directors (other than Mr. LeRose with respect to the September 2001 reductions) unanimously approved and Registrant implemented reductions in staff and other cost savings in January, June and September 2001 at RTCI and at Registrant's headquarters in New York. As a result of these staff reductions and other cost savings, RTCI's monthly net cash expenditures have been reduced from approximately $1,000,000 to approximately $400,000. The Board of Directors believed that these cost reductions were necessary in order for RTCI and Registrant to achieve break-even operations on a cash basis and were in the best interests of Registrant and its stockholders. Management effected the latest staff reductions on September 17, 2001 and presented a corporate organization chart to Mr. LeRose on September 21, 2001. The Board of Directors of Registrant has formed a Nominating Committee that is in the final stages of interviewing candidates to be nominated for election as directors at Registrant's next annual meeting of stockholders, which is expected to be held in November 2001. With respect to Mr. LeRose's offer to purchase RTCI, the Board of Directors of Registrant unanimously concluded that RTCI is not for sale, the integration of RTCI's systems, operations and personnel with Registrant since its acquisition effectively precludes such sale and that the price offered by Mr. LeRose is wholly inadequate. By its terms, the purchase offer expired when Registrant effected the staff reductions at RTCI to which Mr. LeRose objected.

      Item 7.  Financial Statements and Exhibits

a)    None
b)    None
c)    99.1     Letter dated September 24, 2001 from Jeffrey W. LeRose to the
      Board of Directors of Registrant.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2001

                                    INTERNET COMMERCE CORPORATION



                                    /s/ WALTER M. PSZTUR
                                    --------------------------------
                                    Walter M. Psztur
                                    Vice President and Chief Financial Officer






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